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LAW OFFICES OF DONALD F. TOMPKINS
2 Lenox Road, P.O. Box 1812
Wayne, New Jersey 07470-1812
Tel. (973 633-1792, Fax (973) 633-0461
Attorney for the Plaintiff

Superior Court of New Jersey,
Law Division - Passaic County

Docket No PAS-L-1796-99
_______________________________
JOSEPH LA BRUNA,
                    Plaintiff(s)

               Vs.
TREVOR G. MARSHALL,
YARC SYSTEMS CORPORATION,
And DOES 1 THROUGH 20
                    Defendant(s)
______________________________


	It Is hereby stipulated and agreed as of the 5th day of June, 2000, by the Plaintiff and the Defendants that the above entitled action is settled upon the following terms and conditions:

	1. YARC Systems Corporation will deliver Fifty Thousand Dollars ($50,000.00) to the plaintiff's attorney, witihin sixty days from the date first shown above. If delivery is not made by that date, plaintiff shall notify defendants attorney and defendant YARC Systems Corporation shall have a thirty day grace period from the initial default date in which to deliver said funds. No further grace period or extension shall be given.

	2. If delivery is not timely made of the above mentioned Funds within the time period stated plaintiff may submit to the Court, with notice to defendant's attorney, an affidavit certifying the breach of this Stipulation of Settlement. The Court will thereafter enter Judgement in favor of the plaintiff and against YARC Systems Corporation for Fifty Thousand Dollars ($50,000.00) plus a Ten Thousand Dollar ($10,000.00) penaly for a total of Sixty Thousand Dollars ($60,000.00). In the event that partial payments have been timely made by YARC, the affidavit will state the amounts received by the plaintiff. In the event that the full amouunt has not been paid, the judgement shall be for the amount of Sixty Thousand dollars, less the amount that has been timely paid.

	3. I, Joseph LaBruna, hereby release defendant Trevor G. Marshall and YARC Systems Corporation from any and all claims and demands of any nature what so ever, that I have against either of them. This includes those claims and demands of which I am not aware and those not specifically mentioned herein. This release applies to claims resulting from anytrhing, which has happened up to the date first mentioned above. I specifically release any and all claims against Trevor G. Marshall and YARC Systems Corporation, which arose out of, or in connection with my employment by YARC Systems Corporation.

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4. We, Trevor G. Marshall and YARC Systems Corporation, hereby release
Joseph LaBruna from any and all claims and demands of any nature what so ever that we have against him. This includes those claims of which we are not aware and those that are not specifically mentioned herein. This release applies to claims resulting from anything which has happened up to the date first mentioned above. We specifically release any and all claims against which arose out of, or in any way connected with Joseph LaBruna's employment by YARC Systems Corporation.

5. In the event a non-signatory to this stiputaion commences an action or arbitration against either of the defendants, claiming that it is entitled to damages as a result of the plaintiff's tortuous conduct, breach of contract, strict liability or otherwise wrongful, negligent or reckless conduct while the plaintiff was employed by YARC, the defendant(s) shall have the right to cross claim against plaintiff for the amount of damages alleged by the third party. It is specifically acknowledged that the defendant(s) are not releasing plaintiff from potential tax liability that the Internal Revenue Service may have against Plaintiff. Defendants warrant that no such action or arbitration currently exists against the defendants.

6. The within acion is hereby dismissed in accordance with this Stipulation of Settlement.

7. We have signed this Stipulation of Settlement and Release after it was read and explained to us and we understand the terms and conditions herein. We acknowledge and consent to the entry of this Stipulation of Settlement. We have been given a fully executed copy of this document.

YARC Systems Corporation
By: /s/ Trevor G. Marshall, CEO /s/ Trevor G. Marshall


                              /s/ Joseph LaBruna


As to form:                             As to form:

/s/Christopher Strahan, Esq.        /s/ Donald F. Tompkins, Esq
Attorney for Defendants			Attorney for Plaintiff